SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 25, 1998
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEMS 1 - 4  - Not Applicable

ITEM 5  - OTHER EVENTS:

                           PREFERRED STOCK PLACEMENT

Pursuant to the terms of the several Preferred Stock Investment Agreements, each dated as of February 25, 1998, (collectively, the "Preferred Stock Agreement"), the Company issued and sold in a private placement to certain accredited investors for $1,000 per share an aggregate of 17,425 shares of a newly-established series of preferred stock, designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), resulting in gross aggregate proceeds of approximately $17.4 million (the "Preferred Stock Placement"). Prior to this issuance, the Company had no shares of preferred stock outstanding. The Company intends to use such funds for working capital purposes and in the continued research and development, manufacturing, and marketing of its ferroelectric random access memory (FRAM (registered trademark)) and enhanced dynamic random access memory (EDRAM (registered trademark)) technologies.

Each share of Series A Preferred Stock is entitled to receive cumulative dividends at the rate of 6% per annum, payable in shares of Series A Preferred Stock valued at $1,000 per share. Each share of Series A Preferred Stock is also entitled to a liquidation preference of $1,000 per share, plus any accrued but unpaid dividends (the "Liquidation Preference"), in preference to any other class or series of capital stock of the Company. A consolidation or merger of the Company, or a sale of all or substantially all of the assets of the Company shall, at the option of the holders of Series A Preferred Stock, be deemed a liquidation, dissolution or winding up of the Company. Except for the right to consent or not to actions by the Company to (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences or privileges of the Series A Preferred Stock,
(ii) authorize or issue any other equity security senior to or ranking on parity with the Series A Preferred Stock, or (iii) pay any dividends in cash or property on, or purchase or otherwise acquire for value, any Common Stock or other equity security of the Corporation either junior to or on a parity with the Series A Preferred Stock (except from current or retained earnings or from the net proceeds of sales of equity securities and except for purchases of Common Stock from terminating or retiring employees pursuant to the terms of employee benefit plans in an aggregate amount not greater than $1 million), and except as otherwise provided by applicable law, holders of Series A Preferred Stock have no voting rights.

The shares of Series A Preferred Stock are convertible into shares of the Company's common stock upon the earlier of May 25, 1998 or the date on which the registration statement relating to the resale of the common stock issuable upon conversion of the Series A Preferred Stock becomes effective. The shares of Series A Preferred Stock, including any accrued dividends thereon, will automatically convert into common stock on the fifth anniversary of the date of the original issuance to the extent any shares of Series A Preferred Stock remain outstanding at that time. Each share of Series A Preferred Stock is convertible into that number of shares of common stock equal to the quotient of (i) $1,000 divided by (ii) the Conversion Price. Until September 1, 1998, the Conversion Price shall be $10.00. Thereafter, subject to the maximum Conversion Price specified below, the Conversion Price will be equal to the lowest trading price of the common stock for the 22 trading days immediately preceding the conversion date, less a discount ranging from 7% (beginning September 1, 1998) and increasing by 1% per month to 15% (on or after May 1,
1999). The maximum Conversion Price is the lesser of (i) 85% of the average of the daily low trade prices of the common stock for the fifteenth calendar month after the closing, (ii) 85% of the average of the daily low trade prices of the common stock for the twenty-first calendar month after the Closing, or
(iii) 85% of the average of the daily low trade prices of the common stock for the twenty-seventh calendar month after the closing. Such provisions become effective at the end of the fifteenth, twenty-first and twenty-seventh calendar months, respectively, following the closing.

The number of shares that any holder of Series A Preferred Stock may convert in any calendar month is limited according to a sliding scale percentage of such holder's shares of Series A Preferred Stock, determined by reference to the highest of the daily low trading prices during such month.

         Highest of daily low trading           Percentage convertible
            prices during month                   during such month
         ----------------------------           ----------------------

               $7.00 or less                             20%
               $7.01 to $7.50                            25%
               $7.51 to $8.00                            30%
               $8.01 to $8.50                            35%
               $8.51 to $9.00                            40%
               $9.01 to $9.50                            45%
               $9.51 or more                             50%

The number of shares which may be converted in any calendar month also includes the number of shares which could have been, but were not converted during earlier calendar months.

If the Conversion Price falls below a pre-determined amount, (to be established and re-established each calendar month by the Company) upon conversion of any Series A Preferred Stock, the Company may, at its option, in lieu of the issuance of common stock, honor such conversions through a cash payment. Such cash payment would be equal in amount to the proceeds that would otherwise have been received by the investor via conversion to common stock and subsequent sale at the high trade price on the date of conversion.

The shares of Series A Preferred Stock will not be convertible into more than approximately 7,420,000 shares of common stock (approximately 19.9% of the number of shares of common stock outstanding on December 22, 1997) (the "NASD Cap") without obtaining shareholder approval in accordance with the Rules of the NASD listing requirements. If such shareholder approval is not obtained by June 30, 1998, the Company will be required to redeem, at a price equal to 110% of the liquidation preference of such shares, the smallest number of shares of Series A Preferred Stock which is sufficient, in the Company's reasonable judgement, such that following such redemption, conversion of the remaining shares of Series A Preferred Stock would not constitute a breach of the Company's obligations under the Rules of the NASD.

The Company has agreed to register the shares of common stock issuable upon conversion of the Series A Preferred Stock for resale under the Securities Act of 1933 by June 25, 1998.

Each purchaser of the Series A Preferred Stock has agreed not to offer or sell on any trading day, on a net basis, more than the following number of shares of common stock: the greater of (i) 10% of the average daily trading volume of the common stock for the five trading days immediately preceding such sale as reported by NASDAQ, (ii) 20,000 shares, or (iii) 10% of the trading volume of the common stock on the day of such sale, as reported by NASDAQ. In addition, the purchasers of the Series A Preferred Stock and their affiliates have agreed not to engage in any short sales, swaps, purchasing of puts, or other hedging activities that involve the direct or indirect use of the common stock to hedge their investment in the Series A Preferred Stock; however, the investor may write call options if the call exercise price is greater than the effective Conversion Price on the day that the call is written. These hedging restrictions do not apply to certain short sales within three days of conversion in amounts not greater than the number of shares issuable upon conversion.

The Company intends to seek the approval of its stockholders of the issuance of common stock issuable upon conversion of the Series A Preferred Stock in accordance with its listing agreement with NASDAQ. It is presently expected that such approval will be sought at the Company's next Annual Shareholders Meeting which is expected to occur prior to June 30, 1998.

The foregoing description of the preferences, rights and limitations of Series A Preferred Stock is modified by the Certificate of Designation of Series A Convertible Preferred Stock and the Form of Preferred Stock Investment Agreement attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

ITEM 6 - Not Applicable

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS:

     Exhibits.  The following exhibits are furnished as part of this report:

             Exhibit           Description
             -------           -----------

             4.1 Certificate of Designation of Series A Convertible Preferred Stock

             4.2               Form of Preferred Stock Investment Agreement

             4.3               Form of Warrant


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ Richard L. Mohr
                                              ------------------------------
                                              Richard L. Mohr
                                              Executive Vice President and CFO

Date:  March 4, 1998